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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated December 4, 1998 on the Tocqueville Trust, including The Tocqueville Fund, The Tocqueville Small Cap Value Fund, The Tocqueville International Value Fund, and The Tocqueville Gold Fund, which is attached as an Exhibit to the Post Effective Amendment of the Tocqueville Trust. as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 22 on Form N1-A.



                                     McGladrey & Pullen, LLP


New York, New York
January 20, 2000